Exhibit 10.12

FIRST AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
This First Amendment to Executive Employment Agreement (this “Amendment”) is entered into and effective as of June 3, 2019, by and between Michael Halpin (“Executive”), and Vericel Corporation, a Michigan corporation (the “Company”).
WHEREAS, the Company and Executive are parties to an Executive Employment Agreement, dated as of September 14, 2017 (the “Employment Agreement”);
WHEREAS, the Company and Executive wish to amend certain provisions of the Employment Agreement; and
WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby accepted and acknowledged by Executive and the Company, the parties agree as follows:
1.The first sentence of Section 1 of the Employment Agreement is hereby amended and restated in its entirety as follows:
The Executive shall serve as the Chief Operating Officer of the Company and shall have such powers and duties as may from time to time be prescribed by the Chief Executive Officer of the Company (the “CEO”) or other authorized executive.
2.    The first sentence of Section 2(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:
The Executive’s annual base salary shall be $370,000.
3.    The second sentence of Section 2(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:
The Executive’s target annual incentive compensation shall be Forty-Five Percent (45%) of his Base Salary, and the actual bonus amount shall be determined by the Company’s Compensation Committee.
4.    All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

5.    The validity, interpretation, construction and performance of this Amendment, and the Employment Agreement, as amended herein, shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws of such state that would require the application of the laws of any other jurisdiction. The parties hereby consent to personal jurisdiction of the state and federal courts situated within Cambridge, Massachusetts for purposes of enforcing this Amendment, and waive any objection that he, she or it might have to personal jurisdiction or venue in those courts.
6.    This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

VERICEL CORPORATION
By:     /s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: President and Chief Executive Officer

EXECUTIVE
/s/ Michael Halpin
Michael Halpin

[Signature Page to First Amendment to Executive Employment Agreement (Halpin)]